Exhibit 10.4

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into by and between State Bank and Trust Company, a banking corporation organized under the laws of the State of Georgia (the “Bank”), and Stephen W. Doughty, a resident of the State of Georgia (the “Employee”) and is entered into effective as of March 15, 2013;

WITNESSETH:

WHEREAS, Employee and the Bank entered into that certain Employment Agreement dated July 19, 2010, which provides for the terms and conditions of the Bank's employment of Employee (the “Original Employment Agreement”);

WHEREAS, Employee and the Bank entered into that certain First Amendment to Employment Agreement, dated as of November 5, 2010 (the “First Amendment”);

WHEREAS, Employee and the Bank entered into that certain Second Amendment to Employment Agreement, dated as of December 2, 2010 (the “Second Amendment”) (the Original Employment Agreement, the First Amendment, and the Second Amendment are sometimes referred to in this Amendment collectively as the “Employment Agreement”);

WHEREAS, Employee has resigned from his positions as Executive Risk Officer and Chief Banking Officer, but will continue to serve under the Employment Agreement as Corporate Development Officer and Vice Chairman;

WHEREAS, the Bank has appointed a new Executive Risk Officer and Chief Banking Officer;

WHEREAS, the Bank and Employee desire to amend certain provisions of the Employment Agreement to reflect such resignation and to expressly waive any rights that the parties may have otherwise had to assert that Employee's resignation as Executive Risk Officer and Chief Banking Officer constituted termination of the Employment Agreement for any reason;

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Bank and Employee hereby agree as follows:

1. Section 1.7.2(b) and Section 2.1 of the Employment Agreement are hereby amended by deleting the reference to Executive Risk Officer and Chief Banking Officer, and by replacing such references with Corporate Development Officer. Employee shall no longer have the duties or responsibilities assigned to him as Executive Risk Officer and Chief Banking Officer under the Employment Agreement, including those set forth in Exhibit A of the Employment Agreement. Instead, his duties pursuant to the Employment Agreement shall be those of Corporate Development Officer.

2. The Bank and Employee hereby waive any rights that either party may have otherwise had to assert that Employee's resignation as Executive Risk Officer and Chief Banking Officer constituted termination of the Employment Agreement for any reason.

3. Except as expressly amended hereby, all terms, provisions, conditions and covenants contained in the Employment Agreement are not modified by this Amendment and continue in full force and effect as originally written.

“BANK”

STATE BANK AND TRUST COMPANY

By: /s/ Joseph W. Evans

Joseph W. Evans, Chairman and Chief Executive Officer

ATTEST:

/s/ James C. Wheeler

James C. Wheeler, Secretary

“EMPLOYEE”

/s/ Stephen W. Doughty

Stephen W. Doughty